UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2007


                          RIDGEWOOD ENERGY P FUND, LLC
             (Exact name of registrant as specified on its charter)


         Delaware                  000-51926                     86-1133315
(State of Incorporation)    (Commission File Number)    (IRS Employer ID Number)

                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.    Material Impairments

On January 24, 2007, Ridgewood Energy P Fund, LLC (the "Fund") was informed by its operator Woodside Energy LTD. ("Woodside"), that the exploratory well being drilled by Woodside in the Green Canyon 246 lease block did not have commercially productive quantities of either oil or natural gas and has therefore been deemed an unsuccessful well or dry-hole. The Fund owns an 8.3% working interest in Green Canyon 246.

Additionally, on January 24, 2007, the Fund was informed by its operator Chevron Corporation ("Chevron"), that the exploratory well being drilled by Chevron in the South Timbalier 135/136 lease block did not have commercially productive quantities of either oil or natural gas and has therefore been deemed an unsuccessful well or dry-hole. The Fund owns a 10% working interest in South Timbalier 135/136.

As a result of these dry-holes, the Fund concluded a material charge for impairment of its working interest in the each lease block is required. In addition, both wells will be abandoned. The abandonment and impairment will result in charges of approximately $10 million in the fourth quarter of 2006 and approximatley $4 million in the first quarter of 2007. The impairments are not expected to result in or require any further significant cash expenditures.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       RIDGEWOOD ENERGY P FUND, LLC


Date: January 29, 2007            By:  /s/ Kathleen P. McSherry
                                       ------------------------
                                           Kathleen P. McSherry
                                           Senior Vice President and Chief
                                           Financial Officer



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